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                                                              EXHIBIT 99.CERT906

                    CERTIFICATION PURSUANT TO SECTION 906 OF
                         THE SARBANES-OXLEY ACT OF 2002

     The undersigned, Donald J. Puglisi, is the managing trustee of Equity Securities Trust II (the "registrant").

     This certificate is being furnished in connection with the filing by the registrant of the registrant's report on Form N-CSR for the six months ended June 30, 2004 (the "Report").

     By execution of this certificate, I certify that:

     (A) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and

     (B) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant as of the dates and for the periods covered by the Report.

Date: September 9, 2004

                                              /s/ Donald J. Puglisi
                                                 -------------------------------
                                                 Donald J. Puglisi
                                                 Managing Trustee